UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2012 (October 10, 2012)

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Multi-Currency Credit Agreement and Guarantee Agreement

On October 10, 2012, Harman International Industries, Incorporated (the “Company”) and its wholly-owned subsidiary, Harman Holding GmbH & Co. KG (“Harman KG”), entered into a Multi-Currency Credit Agreement (the “Credit Agreement”) with J.P. Morgan Securities LLC, HSBC Securities (USA) Inc., UniCredit Capital Markets LLC and Wells Fargo Securities, LLC, as joint lead arrangers, JPMorgan Chase Bank, N.A., as administrative agent, HSBC Securities (USA) Inc., UniCredit Capital Markets LLC and Wells Fargo Securities, LLC, as syndication agents, Bank of America, N.A., RBS Citizens, N.A., TD Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as documentation agents, and the other banks and financial institutions party thereto.

The Credit Agreement provides for (i) a five-year unsecured multi-currency revolving credit facility (the “Revolving Credit Facility”) in the amount of $750 million (the “Aggregate Revolving Commitment”) with availability in currencies other than United States dollars of up to $550 million and (ii) a five-year unsecured United States dollar term loan facility (the “Term Facility” and together with the Revolving Credit Facility, the “Facilities”) in the amount of $300 million (the “Aggregate Term Commitment” and together with the Aggregate Revolving Commitment, the “Aggregate Commitment”). Up to $60 million of the Aggregate Revolving Commitment will be available for letters of credit. Subject to certain conditions set forth in the Credit Agreement, the Aggregate Commitment may be increased by up to $250 million. The Company may select interest rates for each Facility equal to (i) LIBOR plus an applicable margin or (ii) a base rate plus an applicable margin, which in each case is based on the Company’s total leverage ratio, as defined in the Credit Agreement. The Company is obligated to pay a facility fee on the Aggregate Revolving Commitment, whether drawn or undrawn, which is based on the Company’s total leverage ratio. Any proceeds from borrowings under the Facilities may be used for general corporate purposes.

The Credit Agreement includes certain financial condition covenants, including covenants that do not permit the Company to allow (i) its ratio of consolidated EBITDA to consolidated cash interest expense to be less than 3.5:1.0 or (ii) its ratio of consolidated total debt to consolidated EBITDA to exceed 3.5:1.0, or following certain acquisitions, 4.0:1.0, each calculated as of the end of the applicable fiscal quarter on a rolling four-quarter basis. The terms “consolidated EBITDA,” “consolidated cash interest expense,” and “consolidated total debt” are defined in the Credit Agreement.

The Credit Agreement also contains certain negative covenants that limit, among other things, the Company’s ability to pay dividends, permit certain of its subsidiaries to incur debt, incur liens, make fundamental changes, sell assets, undertake transactions with affiliates and undertake sale and leaseback transactions. The Facilities are subject to acceleration upon certain specified events of default, including failure to make timely payments, breaches of representations or covenants, or a change of control of the Company, as such term is defined in the Credit Agreement.

At October 10, 2012, there were no outstanding borrowings and approximately $8.6 million of outstanding letters of credit under the Revolving Credit Facility and $300 million of outstanding borrowings under the Term Facility.

On October 10, 2012, in connection with the execution of the Credit Agreement, the Company, Harman KG, JPMorgan Chase Bank, N.A., as administrative agent, and certain subsidiaries of the Company party thereto, entered into a guarantee agreement (the “Guarantee Agreement”), that provides, among other things, that the obligations under the Revolving Credit Facility are guaranteed by the Company and each of the subsidiary guarantors named therein.

A copy of the Credit Agreement and a copy of the Guarantee Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01. The foregoing summaries of the Credit Agreement and the Guarantee Agreement are qualified in their entirety by reference to the text of the Credit Agreement and the Guarantee Agreement filed herewith.

Upon the signing of the Credit Agreement, the Company voluntarily terminated its Multi-Currency Credit Agreement dated as of December 1, 2010, as amended, by and among the Company, Harman KG, J.P. Morgan Securities LLC, HSBC Securities (USA), Inc. and UniCredit Bank AG, New York Branch, as Joint Lead Arrangers, JPMorgan Chase Bank, N.A., as Administrative Agent, HSBC Bank USA, National Association and UniCredit Bank AG, New York Branch, as Syndication Agents, Bank of America, N.A., Wells Fargo Bank, N.A. and RBS Citizens, N.A., as Documentation Agents, and the other banks and financial institutions party thereto, dated as of December 1, 2010 (the “2010 Facility”). There were no outstanding borrowings under the 2010 Facility as of October 10, 2012, and no early termination penalties were incurred by the Company as a result of the termination of the 2010 Facility. As of October 10, 2012, all of the approximately $8.6 million of letters of credit that were previously outstanding under the 2010 Facility were deemed to be issued and outstanding under the Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the last paragraph of Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Multi-Currency Credit Agreement by and among Harman International Industries, Incorporated, Harman Holding GmbH & Co. KG, J.P. Morgan Securities LLC, HSBC Securities (USA) Inc., UniCredit Capital Markets LLC and Wells Fargo Securities, LLC, as joint lead arrangers, JPMorgan Chase Bank, N.A., as administrative agent, HSBC Securities (USA) Inc., UniCredit Capital Markets LLC and Wells Fargo Securities, LLC, as syndication agents, Bank of America, N.A., RBS Citizens, N.A., TD Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as documentation agents, and the other banks and financial institutions party thereto, dated as of October 10, 2012.

10.2	Guarantee Agreement by and among Harman International Industries, Incorporated, Harman Holding GmbH & Co. KG, the subsidiaries of Harman International Industries, Incorporated identified therein, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of October 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel

Date: October 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Multi-Currency Credit Agreement by and among Harman International Industries, Incorporated, Harman Holding GmbH & Co. KG, J.P. Morgan Securities LLC, HSBC Securities (USA) Inc., UniCredit Capital Markets LLC and Wells Fargo Securities, LLC, as joint lead arrangers, JPMorgan Chase Bank, N.A., as administrative agent, HSBC Securities (USA) Inc., UniCredit Capital Markets LLC and Wells Fargo Securities, LLC, as syndication agents, Bank of America, N.A., RBS Citizens, N.A., TD Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as documentation agents, and the other banks and financial institutions party thereto, dated as of October 10, 2012.

10.2	Guarantee Agreement by and among Harman International Industries, Incorporated, Harman Holding GmbH & Co. KG, the subsidiaries of Harman International Industries, Incorporated identified therein, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of October 10, 2012.